Exhibit 10.58
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AMENDMENT

AMENDMENT dated October 29, 2007 to the Sublicense and Development Agreement dated June 30, 1998 (the “Sublicense Agreement”) by and between DOV Pharmaceutical, Inc. 150 Pierce St., Somerset, NJ 08873 (“DOV”) and Neurocrine Biosciences, Inc., 12790 El Camino Real, San Diego, California 92130 (“Neurocrine”).

WHEREAS, DOV and Neurocrine have entered into a Consent and Agreement dated December 13, 2002 (“2002 Agreement”) pursuant to which certain provisions of the Sublicense Agreement were amended.

WHEREAS, DOV and Neurocrine entered into a Consent Agreement and Amendment dated February 25, 2004 (“2004 Agreement”) pursuant to which certain provisions of the Sublicense Agreement were amended.

WHEREAS, DOV and Neurocrine would now like to amend the Sublicense Agreement as amended by the 2002 Agreement and the 2004 Agreement (the “Amended Sublicense Agreement”) and the 2002 Agreement and 2004 Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the promises, mutual covenants and obligations set forth below, the parties agree as follows:

1. Amendment of Section 3.1 of 2002 Agreement. Section 3.1 of the 2002 Agreement is hereby revised to delete the following sentence:
“Any such sublicense shall require the prior written approval of each of DOV and ACY...(each an “Approved Sublicensee”).
In place of the deleted sentence the following shall be added:
“Each sublicensee of Neurocrine shall be deemed an approved sublicensee (each an “Approved Sublicensee”).”

2. Amendment of Section 4.2 of the Sublicense Agreement and Section 3.3 of the 2004 Agreement. (a) Section 4.2 of the Sublicense Agreement is hereby amended to delete the following milestone:
“U.S. $3,000,000 upon regulatory approval for the marketing of the Marketed Product within either the United States, Japan or within the EU.”
The following new milestone is hereby added.
“U.S. $2,000,000 on November 1, 2007. U.S. $1,000,000 upon the regulatory approval for the marketing of the Marketed Product within either the United States, Japan or within the EU.

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(b) Section 3.3 of the 2004 Agreement (amending Section 6.2 of the License Agreement, as amended and supplemented in full) is hereby amended to delete the following:
“U.S. $1,500,000 upon regulatory approval for the marketing of the Marketed Product within either the United States, Japan or within the EU.”
The following new milestone is hereby added.
“U.S. $1,000,000 on November 1, 2007. U.S. $500,000 upon the regulatory approval for the marketing of the Marketed Product within either the United States, Japan or within the EU”
The parties acknowledge that pursuant to the 2004 Agreement, all payments by Neurocrine to DOV under clause (a) are net of payments set forth in such Section 3.3 of the 2004 Agreement. For clarity, such U.S. $2,000,000 clause (a) payment is hereby owed and accrued to DOV and due and payable, is not contingent on any event, and is payable without any set-off, credit or deduction (other than the one million dollar $1,000,000 payment to Neurocrine set forth in such Section 3.3 of the 2004 Agreement).

3. Royalty Prepayment.
(a) Definitions. Capitalized terms used herein and not otherwise defined will have the definition set forth in the Amended Sublicense Agreement.
“FDA Approval” shall mean approval by the United States Food and Drug Administration of the NDA for IR Product originally filed with the FDA on June 12, 2007 with [...***...].
“First Commercial Sale” shall mean with respect to the IR Product, after it is approved, commercial sale by Neurocrine, any of its Affiliates and/or its sublicensees of the IR Product in its commercial form to a third party in exchange for cash or some equivalent to which value can be assigned. Transfer of IR Product between or among Neurocrine, its Affiliates and sublicensees will not constitute commercial sales.
“Indiplon” shall mean N-methyl-N-(3-{3-[2-thienylcarbonyl]-pyrazolo-[1,5-a]-pyrimidin-7-yl}phenyl) acetamide.
“IR Product” shall mean the immediate release capsule of Indiplon.
[...***...]
“U.S. Sublicense” shall mean Neurocrine shall have entered into an effective agreement providing for a sublicense of any of Indiplon development and commercialization rights under the Amended Sublicense Agreement in the United States territory with a biotechnology or pharmaceutical company.
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(b) Royalty Prepayment. Upon DOV’s election, Neurocrine will pay DOV [...***...] as a prepayment (“Royalty Prepayment”) of the royalty payable to DOV pursuant to the Amended Sublicense Agreement, this Amendment, the 2002 Agreement and the 2004 Agreement (the “Royalty”), as provided below. Each Prepayment will be at DOV’s option upon each of the first and second occurrence of the events set forth below (“Events”).

Events		Royalty Prepayment to DOV
First to occur	Any of:
(i) FDA Approval,
(ii) US Sublicense, or
	(iii) First Commercial Sale	[...***...]

Second to occur	Any of:
(i) FDA Approval,
(ii) US Sublicense, or
	(iii) First Commercial Sale	[...***...]
DOV may elect to receive each Royalty Prepayment upon written notice to Neurocrine within thirty (30) days of the specified first to occur and second to occur Event, in which case Neurocrine shall wire the Royalty Prepayment to an account designated by DOV within five(5) business days, without any set-off, credit or deduction. Upon expiration of this thirty (30) day period, the option to receive the Royalty Prepayment will lapse and DOV will have deemed to waive their right to receive any future Royalty Prepayments; provided that such 30-day period will not lapse until thirty (30) days after Neurocrine has notified DOV in writing of the occurrence of an Event. If a Royalty Prepayment is made to DOV such Royalty Prepayment would be non-refundable to Neurocrine; the parties acknowledge and agree that the only obligation to repay any Royalty Prepayment will be from the Royalty otherwise payable to DOV under the Amended Sublicense Agreement, this Amendment, the 2002 Agreement and the 2004 Agreement, and that if any such Royalty Prepayment is not fully repaid by the Royalty for whatever reason, there will be no obligation to repay same. DOV acknowledges that this Royalty Prepayment is potentially for multiple years of Royalty that would otherwise be payable to DOV.
DOV further agrees that the Royalty to be credited against the Royalty Prepayment will be discounted at a [...***...] Royalty Prepayment until such time as the first Royalty Prepayment balance is zero.

In the event of a second [...***...] Royalty Prepayment, the Royalty to be credited against the Royalty Prepayment will be discounted at a [...***...] Royalty Prepayment until such time as the second Royalty Prepayment balance is zero.

In the event that [...***...] Royalty Prepayments are made, the Royalty credited against the first Royalty Prepayment will be exhausted [...***...] prior to crediting of Royalties
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against the second Royalty Prepayment [...***...]. The actual Royalty earned for each quarterly period will not be paid to DOV, but instead will be credited against the unused balance of the Royalty Prepayment until such time that the balance of the Royalty Prepayment is reduced to zero. At the point the Royalty Prepayment is reduced to zero, cash Royalty payments to DOV will commence as described in the Amended Sublicense Agreement.

For clarity an example is provided on Exhibit A.

Neurocrine hereby represents and warrants to DOV that the NDA presently under examination by the FDA was filed on June 12, 2007, is for immediate release capsule of Indiplon, [...***...].

4. Royalty Sale. Neurocrine will, and hereby does upon DOV’s notice and request, permit DOV (i) to assign the Royalty and audit rights (Section 5.5) under the Amended Sublicense Agreement, this Amendment, the 2002 Agreement and the 2004 Agreement, (ii) to share the Royalty reports delivered thereunder pursuant to commercially reasonable confidentiality provisions, and (iii) to direct payment of the Royalty to any third party (including a financial institution as part of a “lock-box” arrangement), optionally on an irrevocable basis, all of the foregoing in connection with a monetization of the Royalty by DOV. Neurocrine will confirm same in connection with any such monetization at DOV’s request. Otherwise, all other rights under the Amended Sublicense Agreement will be assignable only in compliance with such Section 11 and elsewhere thereunder.

5. Miscellaneous.
a. Counterparts. This Amendment may be executed in any number of counterparts each of which shall be original and all originals of which shall be deemed a single instrument.
b. Governing Law. This Amendment will be governed and construed by the substantive laws of the State of New York.
c. Rights of Approved Sublicensees. The parties hereby agree that the Approved Sublicensees (as such definition is amended hereunder) have the rights specified under Section 4.7 of the 2002 Agreement.
d. Entire Agreement. The Amended Sublicense Agreement, this Amendment, the 2002 Agreement and the 2004 Agreement are the full understanding of the parties with respect to the subject matter hereof. Each party confirms, to its knowledge as of the date first written above, that the other party is not in default of any such agreements, and that such party does not have any damages claims against such other party hereunder or thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

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NEUROCRINE BIOSCIENCES, INC.

/s/ Gary A. Lyons

By: Gary A. Lyons
Title: President and Chief Executive Officer

DOV PHARMACEUTICAL, INC.

/s/ Barbara Duncan

By: Barbara Duncan
Title: Chief Executive Officer

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EXHIBIT A

[...***...]

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